EXHIBIT 10.2
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                     SPEAKING ROSES DEVELOPMENT CORPORATION


                           AREA DEVELOPMENT AGREEMENT














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                    Area Developer Name


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                    Development Area


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                    Area Developer Address


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                    Date


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                                TABLE OF CONTENTS

Section                                                                     Page
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1.  DEFINITIONS................................................................1

2.  REFERRAL RIGHT.............................................................4
         a.  Grant of Referral Rights..........................................4
         b.  Exclusivity of Referral Right.....................................4
         c.  No Unilateral Franchisor Action...................................4
         d.  Permitted Franchisor Rights.......................................4
         e.  Compliance with Referral Schedule.................................4
         f.  Additional Rights.................................................4
         g.  Offering Obligations..............................................5
         h.  Application Obligations...........................................5
         i.  Limited Authority.................................................5
         j.  No Right to Award Franchise.......................................6
         k.  No Right to License or Sell.......................................6
         l.  No Right to Website...............................................6
         m.  Agreement Not a Area Franchise Agreement..........................6
         n.  Franchise Approval................................................6

3.  SERVICE AND MANAGEMENT OBLIGATIONS.........................................6
         a.  Developer Management Obligations..................................6
         b.  Assignment of Developments........................................8

4.  TERM...................................................................... 8

5.  CONSIDERATION TO FRANCHISOR AND DEVELOPER..................................9
         a.  Franchisor Consideration..........................................9
         b.  Developer Consideration...........................................9
         c.  Payments to Developer.............................................9
         d.  Reports and Review Rights........................................10
         e.  Taxes............................................................10

6.  DEVELOPER REPORTS AND INFORMATION.........................................10
         a.  Developer Information............................................10
         b.  Developer Reports................................................10

7.  DEFAULT AND TERMINATION...................................................10
         a.  Automatic Termination............................................10
         b.  Elective Termination.............................................10
         c.  Termination for Breach of Referral Schedule......................11
         d.  Termination After Cure Period....................................12
         e.  Effect of Termination............................................12
         f.  No Exclusivity as to Remedies....................................12

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8.  TRANSFER OF INTEREST......................................................12
         a.  Franchisor Transfer..............................................12
         b.  Developer Transfer...............................................13

9.  REPRESENTATIONS AND WARRANTIES OF THE PARTIES.............................13
         a.  Representations of Franchisor....................................13
         b.  Representations of Developer.....................................13
         c.  No Representations As To Proprietary Marks.......................13

10.  CONFIDENTIALITY AND NON-COMPETITION......................................14
         a.  Treatment of Confidential Information............................14
         b.  Covenants Regarding Solicitation.................................14
         c.  Covenants Regarding Competition..................................14
         d.  Limitations of Non-Competition Covenants.........................15
         e.  Covenants of Affiliates..........................................15
         f.  Independent Covenants............................................15
         g.  Reduction in Covenant Scope......................................15
         h.  Covenants Not Subject to Defenses................................15
         i.  Specific Performance.............................................16
         j.  Protections Reasonable...........................................16

11.  NOTICES..................................................................16

12.  PERMITS AND COMPLIANCE WITH THE LAWS.....................................17
         a.  Scope of Permits and Compliance..................................17
         b.  Notice of Proceeding.............................................17
         c.  Prior Authorization..............................................17

13.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION...............................17
         a.  Nature of Relationship...........................................17
         b.  Apparent Authority...............................................17
         c.  No Right to Bind.................................................17
         d.  Indemnification by Developer.....................................18

14.  WAIVERS..................................................................18

15.  SEVERABILITY AND CONSTRUCTION............................................18
         a.  Construction.....................................................18
         b.  No Rights In Third Parties.......................................18
         c.  Captions and Headings............................................19
         d.  Survival.........................................................19

16.  ENTIRE AGREEMENT.........................................................19

17.  APPLICABLE LAW AND DISPUTE RESOLUTION....................................19
         a.  Applicable Law...................................................19
         b.  Mediation........................................................19
         c.  Arbitration......................................................20

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         d.  Additional Terms.................................................21
         e.  No Waiver of Injunctive Relief...................................21

18.  ACKNOWLEDGMENTS..........................................................22
         a.  No Guarantee of Success..........................................22
         b.  Receipt of Agreement.............................................22

19.  ANTI-TERRORISM LAWS......................................................22

EXHIBIT A - DEVELOPMENT AREA.................................................A-1

EXHIBIT B - DEVELOPMENT FEE..................................................B-1

EXHIBIT C - REFERRAL SCHEDULE................................................C-1

EXHIBIT D - SCHEDULED MANAGEMENT AND SERVICE FUNCTIONS.......................D-1


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                           AREA DEVELOPMENT AGREEMENT
                           (SOUTHERN NEVADA AND UTAH)


         THIS AREA DEVELOPMENT AGREEMENT (this "Agreement") is made and entered into as of ________________ ___, 20__, between SPEAKING ROSES DEVELOPMENT CORPORATION, a Utah corporation with its principal offices located at 545 West 500 South, Suite 170, Bountiful, Utah 84010 ("Franchisor"), and [___________________________] a [_______________________] with its principal offices located at [______________________] ("Developer").

                                    RECITALS:

         A. Franchisor is a wholly-owned subsidiary of Speaking Roses International, Inc., a Utah corporation ("SRII"), which is the owner of certain patented floral embossing technology and related trade secrets, proprietary processes and know-how (the "Technology"). Franchisor has the right to use and grant licenses to use the Technology through its agreements with SRII.

         B. Franchisor has developed a distinctive format and system (the "System") relating to the establishment and operation of franchised retail floral and gift businesses that produce and sell traditional floral and gift store products, as well as flowers and other organic products that are embossed using the Technology (collectively, the "Products") and that operate under the Proprietary Marks, as defined below (the "Franchises").

         C. Franchisor identifies the System by means of certain trade names, service marks, trademarks, logos, emblems, and other indicia of origin or quality, including but not limited to the marks "Speaking Roses," which are owned by SRII (and which Franchisor has the right to use and grant licenses to use through its agreements with SRII) and such other trade names, service marks, and trademarks as are now designated and may hereinafter be designated by Franchisor for use in connection with the System (the "Proprietary Marks").

         D. Franchisor continues to develop, use, and control the use of the Proprietary Marks to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System's high standards of quality, appearance, and service.

         E. Developer desires to assist Franchisor in the development of the System by obtaining certain rights hereunder to (i) refer potential franchisees to Franchisor, and (ii) perform certain management and operating activities on behalf of Franchisor with respect to Franchises in the area described on Exhibit A hereto (such areas being referred to herein as the "Development Area").

         NOW THEREFORE, the parties agree as follows:

1.       DEFINITIONS.

         When used in this Agreement, the following terms have the definitions set forth in this Section 1:

         "Additional Referral Rights" has the meaning set forth in Section 2(f).

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         "Anti-Terrorism Laws" has the meaning set forth in Section 19(a).

         "Affiliate" means a person or entity that, directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with the person or entity specified. For the purposes of this Agreement, "control" shall mean the direct or indirect ownership of (a) in the case of corporate entities, securities authorized to cast more than ten percent (10%) of the votes in any election for directors of the corporate entity or, (b) in the case of non-corporate entities, more than fifty percent (50%) ownership interest with the power to direct the management and policies of such non-corporate entity.

         "Application Obligations" has the meaning set forth in Section 2(h).

         "Competitive Business" has the meaning set forth in Section 10(c).

         "Confidential Information" means all information, in whatever form or in whatever medium recorded, relating to the Intellectual Property of Franchisor or its Affiliates or to the business, finances, contracts or operations of Franchisor and its Affiliates (including, without limitation, the System, the Technology and the Proprietary Marks) and which is disclosed in writing, orally, or in any other form to Developer by or on behalf of Franchisor, either directly or indirectly, whether before or after the effective date of this Agreement and all information relating thereto compiled or developed by Developer or Franchisor during the term of this Agreement, except for the following:

         (i) Information not otherwise subject to an obligation of confidentiality that was known to Developer prior to disclosure thereof to Developer by or on behalf of Franchisor or its Affiliates; or

         (ii) Information that is generally available to the public, such as information revealed in permits, licenses, publications, and practices in the industry, or filings pursuant to federal or state disclosure and reporting requirements, other than information made available to the public through breach of an obligation of confidentiality.

         "Development Area" has the meaning set forth in Recital E.

         "Development Fee" means a one-time fee in the amount set forth on Exhibit B hereto, payable in immediately available funds or by wire transfer.

         "Expiration Date" means the date of the termination or expiration of the last to terminate or expire of the Franchise Agreements for the Area.

         "Franchise Agreement for the Area" means the agreement designated as "Franchise Agreement" between Franchisor and a Qualified Franchise Candidate, as the same may be amended, restated, amended and restated, supplemented and modified from time to time, relating to the ownership and operation of a Franchise by a Qualified Franchise Candidate.

         "Franchises" has the meaning set forth in Recital B.

         "Franchisor" has the meaning set forth in Recital B.

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         "Franchising Fees" has the meaning set forth in Section 5(b).

         "Franchisor Compliance" has the meaning set forth in Section 7(d).

         "Franchisor National Accounts" means customers for the Products that have multiple business, operating or delivery locations located within or outside of the Development Area.

         "Intellectual Property" means proprietary data, information, "know-how," "show-how," trade secrets, inventions and technology, whether patentable or not, owned or controlled by Franchisor and relating to the Technology, and to all processes, formulations and/or methods related thereto, including, without limitation, the rights described in any and all pending patent applications owned or controlled by Franchisor relating to the Technology, or to any method of manufacture, creation or use thereof, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates, and all improvements to such rights, matters and filings.

         "Offering Obligations" has the meaning set forth in Section 2(g).

         "Products" has the meaning set forth in Recital B.

         "Proprietary Marks" has the meaning set forth in Recital C.

         "Qualified Franchise Candidate" means a prospective franchisee for a Franchise within the Development Area that (1) meets Franchisor's then-current standards and qualifications (including all financial, character, experience and background check requirements) for acceptance as a franchisee within the System,
(ii) complies with all of Franchisor's requirements (including with respect to documentation and application processing fees) relating to the application for a Franchise, and (iii) has the present intent (as of the application date) to acquire a Franchise within the Development Area. For purposes of this Agreement, persons or entities that acquire a Franchise in the Development Area during the term of this Agreement other than through the efforts of Developer shall also be deemed a Qualified Franchise Candidate.

         "Referral Right" has the meaning set forth in section 2(a).

         "Referral Schedule" means the schedule, set forth on Exhibit C hereto, describing the timing, number and referral milestones relating to Developer's referral to Franchisor of Qualified Franchise Candidates.

         "SRII" has the meaning set forth in Recital A.

         "System" has the meaning set forth in Recital B.

         "Technology" has the meaning set forth in Recital A.

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         "Website" means an interactive electronic document, series of symbols, or otherwise, that is contained in a network of computers and/or other devices linked by communications software, including, without limitation, home pages on the Internet or World Wide Web.

2.       REFERRAL RIGHT

         a. Grant of Referral Right. Franchisor grants Developer the right, and Developer undertakes the obligation, pursuant to the terms and conditions of this Agreement, to assist Franchisor in the offer and sale of Franchises within the Development Area by referring to Franchisor, in accordance with the procedures and limitations described herein, Qualified Franchise Candidates in accordance with the Referral Schedule (the "Referral Right").

         b. Exclusivity of Referral Right. Except as provided in Section 2(d), and subject to Developer's compliance with the terms of this Agreement the Referral Right is exclusive to Developer, and Franchisor shall not grant any other person or entity a right similar to the Referral Right. Developer's Referral Right may become non-exclusive at Franchisor's sole election if Developer defaults on its obligations under the Referral Schedule or the other terms of this Agreement.

         c. No Unilateral Franchisor Action. Except as otherwise set forth herein (including, without limitation, with respect to the rights retained by Franchisor under Section 2(d) below), during the term of this Agreement, and so long as Developer is in compliance with its obligations under this Agreement (including, specifically, Developer's obligations relating to the Referral Right), Franchisor shall not establish or operate a Franchise within the Development Area without Developer being entitled to the compensation for such Franchise set forth in Section 5(b) below.

         d. Permitted Franchisor Rights. Notwithstanding anything to the contrary, Franchisor retains the right, among others, on any terms and conditions Franchisor deems necessary, advisable, or prudent and without granting Developer any rights therein:

         (i) To own, acquire, establish and/or operate, and to license others to establish and operate, Franchises under the Proprietary Marks and the System outside the Development Area.

         (ii) To sell, license or distribute, or otherwise provide, directly or indirectly, any products or services, including some or all Products, through catalogs, mail order, toll free numbers, or electronic means (including, without limitation, the Internet) or for or with respect to a Franchisor National Account for delivery to any customer, regardless of such customer's location (including, without limitation, the distribution and delivery of Products, either directly or indirectly, in the Development Area).

         e. Compliance with Referral Schedule. Recognizing that time is of the essence in the development by Franchisor of the System, Developer shall comply strictly with the Referral Schedule.

         f. Additional Rights. If Developer satisfies the referral requirements of the Referral Schedule, Developer may, during the remainder of the term of

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this Agreement, assist Franchisor in the referral of additional candidates for
Franchises within the Development Area, subject to the prior written approval of Franchisor ("Additional Referral Rights"). Franchisor shall have no obligation to approve any Additional Referral Rights and Developer shall have no right to request any Additional Referral Rights unless it is not in default of its obligations hereunder. Any Additional Referral Rights that Franchisor grants to Developer hereunder, and Developer's rights and obligations with respect thereto, shall be subject to all of the terms and conditions of this Agreement (provided, however, that Franchisor shall be entitled to modify the amounts payable under Section 5 with respect to any such additional Referral Rights).

         g. Offering Obligations. In exercising the Referral Right, Developer shall adhere to all timing, delivery and other governmental rules, regulations and restrictions relating to:

         (i) the promotion and advertisement of the Franchises within the Development Area, and

         (ii) Franchise offering circulars and other Franchise or System offering materials.

         Developer (a) shall not (unless authorized by Franchisor in writing) make any earnings claims with respect to the Franchise, or make any statements regarding the business, operations or prospects of the Franchises or the System not set forth in Franchisor's current franchise offering circular for the Development Area, (b) shall obtain and maintain during any time when it is assisting Franchisor through the referral of prospective franchisees under the Referral Right, all licenses, permits, authorizations and governmental filings required to perform such services and (c) shall comply with any reasonable rules, policies or procedures adopted from time to time by Franchisor relating to the offer or sale of the Franchises and which are generally applicable to parties performing for Franchisor services similar to those provided by Developer hereunder (collectively, the "Offering Obligations").

         h. Application Obligations. Upon identification of a proposed franchisee, Developer (working in cooperation with such proposed franchisee) shall submit to Franchisor, in a form specified by Franchisor, a completed franchise application on Franchisor's then-current application form, and all other information or materials Franchisor may reasonably require to evaluate such proposed franchisee (collectively, the "Application Obligations"). No franchise candidate shall be deemed approved unless it has been expressly approved in writing by Franchisor and a Franchise Agreement for the Area has been executed between Franchisor and the franchise candidate. Developer's performance of the Application Obligations and Franchisor's acceptance of a prospective franchisee's application materials indicate only that Franchisor believes the prospective franchisee's application information complies with acceptable minimum criteria established by Franchisor to evaluate prospective franchisees.

         i. Limited Authority. Developer shall have no right or authority to bind Franchisor with respect to, or negotiate regarding the terms and conditions of, a Franchise, to execute or deliver documents relating to the Franchise, to bind Franchisor in any manner (other than as is set forth in Section 3(a)(vi) below), or to receive any funds or payments from any prospective franchisee (including, without limitation, any application or other fees relating to a Franchise).

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         j. No Right to Award Franchise. This Agreement does not grant Developer the power or authority, either express or implied, to offer or sell any Franchise or to represent or warrant to any third party (including to a Qualified Franchise Candidate) that Developer has the ability or right to influence or affect Franchisor's awarding of a Franchise. The ability and right to offer, grant and sell any Franchise belongs exclusively to Franchisor, in its absolute and sole discretion.

         k. No Right to License or Sell. Except as specifically provided herein, this Agreement does not grant Developer any right (i) to offer for sale, sell or deliver Products, either inside or outside of the Development Area, (ii) to license or authorize any holder of a Franchise or other party to offer for sale, sell or deliver Products either inside or outside of the Development Area, or
(iii) to use, employ or grant other parties any right (whether by license or otherwise) to use in any manner the Proprietary Marks, the Technology or the System.

         l. No Right to Website. Developer may create or maintain a Website that uses or embodies Franchisor's identity and/or the Proprietary Marks, or which promotes the Franchises or the System, only with Franchisor's prior written approval. Franchisor reserves the right to control all aspects of any such uses or embodiments (including their content, design and operation) so as to insure Developer's compliance with, and adherence to, the terms and conditions of this Agreement or applicable law. Developer shall not be entitled to create or maintain any web page on any Website maintained by Franchisor

         m. Agreement Not a Franchise Agreement for the Area. This Agreement is not a Franchise Agreement for the Area and does not grant to Developer any rights set forth in such document.

         n. Franchise Approval. Developer acknowledges that each Franchise candidate that Developer refers to Franchisor (including each Qualified Franchise Candidate) is subject to approval by Franchisor in its absolute and sole discretion. Franchisor is not obligated in any way to approve or grant Franchises to any individual or entity presented by Developer; provided, however, that Franchisor shall not unreasonably withhold approval of a Qualified Franchise Candidate.

3.       SERVICE AND MANAGEMENT OBLIGATIONS

         a. Developer Management Obligations. During the term of this Agreement, Developer shall, in general, act as the administrative, recruiting and training representative for Franchisor's business operations within the Development Area and, in that capacity, Developer (or its representatives, as approved by Franchisor) shall comply with, all of Franchisor's established policies and procedures regarding the management of development areas by area developers who have entered into agreements with Franchisor similar to this Agreement, and:

         (i) recruit (with Franchisor's approval and using agreements in a form approved by Franchisor) franchisees, and oversee and coordinate the operations of the Franchises within the Development Area,

         (ii) facilitate the execution and delivery of contracts on forms acceptable to and approved by Franchisor between Franchisor and the holders of the Franchises within the Development Area (it being understood that Developer

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shall not be a signatory to any such agreements),

         (iii) at Franchisor's request, develop (and, with Franchisor's approval, implement) reporting functions and administrative procedures for the Franchises within the Development Area,

         (iv) at Franchisor's request develop (and, with Franchisor's written approval provide) ongoing evaluation, training, coaching and performance management to franchisees within the Development Area, with the goal of increasing the productivity, revenues, profits, market penetration, and sales of such franchises, while maximizing product quality, efficiency and customer service,

         (v) at Franchisor's request, develop (and, with Franchisor's written approval, implement) new products using the Technology, and develop (and, with Franchisor's written approval, implement) new business, marketing, promotional, delivery and concepts for the Franchises,

         (vi) coordinate the business operations of the Franchises (including, in the case of disputes between or among Franchises, working diligently to resolve such disputes), visit and inspect each Franchise location in the Development Area in accordance with such inspection schedules as may be set by Franchisor from time to time and, subject to the written approval of Franchisor, enforce the terms and conditions of the Franchise Agreements for the Area, related agreements and Franchisor's other contractual arrangements relating to the Franchises within the Development Area,

         (vii) advise Franchisor on the various business and operational practices of persons and entities engaging in business within the Development Area, and develop (and, at Franchisor's request with Franchisor's written approval, implement) business practices intended to enhance Franchisor's business operations consistent with those practices,

         (viii) at Franchisor's request, develop (and, with the written approval of Franchisor, implement) practices intended to maximize the use, protection and availability of the Proprietary Marks and maximize Franchisor's monetary rights under its agreements with the franchisees within the Development Area through state-of-the-art administrative procedures and policies,

         (ix) conduct (at Franchisor's request) performance audits or reviews of such Franchises as Franchisor shall from time to time designate with respect to the performance by those Franchises of their obligations to Franchisor, and report the findings of any such audits or reviews to Franchisor,

         (x) successfully complete, at Developer's cost and expense, such training, compliance and administrative courses, programs and seminars as Franchisor shall, from time to time, require relating to area development operations, the Franchises, Products, Technology or System (including, without limitation, all training or certification programs required of a franchisee under an Franchise Agreement for the Area); provided, however, that Developer

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shall not be entitled, without Franchiser's prior written consent, to attend any such training, compliance and administration courses, programs or seminars until the satisfaction of the Franchisor Compliance Obligation (as defined in Section 7(d)).

         (xi) perform such other management and service functions within the Development Area as may be reasonably requested by Franchisor in writing or as are set forth on Exhibit D hereto, and

         (xii) bear and promptly pay all of the costs and expenses of the matters set forth within this Section 3(a) (including any matters set forth on Exhibit D hereto), and obtain and maintain qualified personnel and resources sufficient to satisfy its obligations under this Agreement.

         Pending the satisfaction by Developer of the Franchisor Compliance Obligation, Franchisor shall be entitled to restrict, prevent, limit or otherwise condition Developer's access to the Confidential Information (including the Technology and the materials describing the System). In performing the services described in this Section 3(a), Developer shall act as Franchisor's representative only within the Development Area and shall perform all such services in a substantial workmanlike manner, consistent with standard industry practice and diligence and with the highest degree of honesty, integrity and professionalism.

         b. Assignment of Developments. Any systems or functions developed by Developer for the benefit of Franchisor or Franchisees under this Agreement (including, without limitation, as a result of Developer's performance of its obligations under Section 3(a)) shall be and remain the sole property of Franchisor. Developer hereby assigns, transfers and conveys to Franchisor all rights in and to such systems and functions, and agrees to execute and deliver to Franchisor such further documents, instruments, conveyances and agreements as shall be necessary or appropriate, in Franchisor's opinion, to transfer all rights in such systems and functions to Franchisor. Developer shall promptly provide Franchisor with copies of all such systems and functions (including, without limitation, copies of source codes and object codes for any computer programs associated with such systems) upon their development, and shall require any independent contractor or other party assisting Developer in the development, documentation or implementation of such systems and functions promptly to provide Franchisor with the same. Developer shall require any such independent contractor or other assisting party, as a condition to such contractor's or other party's performance of services for Developer, to assign all right, title and interest in such systems and functions to Franchisor (or, in the opinion of Franchisor, take such other actions as shall be necessary or appropriate to convey such interests to Franchisor including, as appropriate, making representations regarding "work for hire" or similar concepts), and to maintain the confidentiality of any Confidential Information disclosed to any such third parties in connection with the performance of such services.

4.       TERM

         Unless sooner terminated in accordance with the provisions of this Agreement, this Agreement shall commence on the date hereof and shall expire on the Expiration Date.

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5.       CONSIDERATION TO FRANCHISOR AND DEVELOPER

         a. Franchisor Consideration. In consideration of the rights granted to Developer herein, upon execution of this Agreement Developer shall pay to Franchisor the Development Fee. Developer acknowledges and agrees that the Development Fee is fully earned by Franchisor and, except as provided in Section 7(d) below with respect to Developer's ability to terminate this Agreement for Franchisor's failure to satisfy the Franchisor Compliance Obligation, is nonrefundable in consideration of (i) the administrative and other expenses incurred by Franchisor and (ii) the development and management opportunities lost or deferred by Franchisor as a result of its grant of the rights granted to Developer herein. In the event of the default by Franchisor of its obligation to obtain the governmental approvals required for the offer and sale of the Franchises in the Development Area, as set forth in the preceding sentence, Developer shall be entitled to receive, as a partial refund of the Development Fees, an amount equal to one hundred percent (100%) of the Development Fee, less Franchisor's expenses and costs associated with this Agreement and the services contemplated hereunder, and its efforts to obtain such governmental approvals in the Development Area.

         b. Developer Consideration. In consideration of Developer's performance in accordance with the terms hereof, Franchisor shall compensate and pay to Developer the following amount during the term of this Agreement:

         (i) subject to the provisions of Section 5(c), below, an amount equal to one hundred percent (100%) all amounts received by Franchisor in the form of "Initial Franchise Fees" under the terms of Franchise Agreements for the Areas ("Franchise Fees"), until such time as Developer shall have received aggregate amounts equal to one hundred percent (100%) of the Development Fee and, thereafter, an amount equal to fifty percent (50%) of all Franchise Fees.

         (ii) an amount equal to thirty percent (30%) of all Royalties (as defined in the applicable Franchise Agreement for the Area) received by Franchisor under (A) the Franchise Agreements for the Area and (B) the agreements designated as "Franchise Agreement" between Franchisor and the holders of Franchises within the Development Area as of the effective date of this Agreement. Developer acknowledges that the Royalties are based on each Franchise's gross sales revenues (as adjusted pursuant to the Franchise Agreement for the Area), which may vary, perhaps significantly, based on economic conditions, geographic location of the Franchise, marketing, the number of Franchises held by franchisees within the Development Area, the type of Franchise, the timing of holidays and other factors.

         c. Payments to Developer. Franchisor shall pay the portion of the Initial Franchise Fee due Developer under the provisions of Section 5(b)(i) within three (3) business days of the opening date for the Franchise relating to such Initial Franchise Fee, and shall pay Developer the portion of the Royalty amounts due it under Section 5(b)(ii), within thirty (30) days of Franchisor's receipt of such Royalty payments from the franchisees. If Franchisor is required, pursuant to the terms of the Franchise Agreements for the Area or otherwise, to refund to the holder of a Franchise all or any portion of the Initial Franchise Fee as a result of the termination of such holder's Franchise Agreement for the Area, the portion of the Initial Franchise Fee retained by

Franchisor (exclusive of any amounts retained by Franchisor under the terms of the Franchise Agreement for the Area to cover its costs and expenses) shall be paid (i) to Developer, to the extent of the reasonable, documented costs and expenses (other than for fixed costs such as rent, salaries and similar expenses) incurred by the Developer in connection with the performance of the Application Obligations and Offering Obligations for that franchisee (subject, in all cases to a limit equal to the retained portion of the Initial Franchise
Fee), and (ii) the balance to Franchisor.

         d. Reports and Review Rights. Franchisor shall, on a monthly basis, provide Developer with a report showing the calculation of the payments made to Developer under this Section 5(b) in a form reasonably acceptable to Developer and which segregates payments under Section 5(b)(i) and payment under Section 5(b)(ii).

         e. Taxes. Developer shall be solely responsible for (and shall indemnify Franchisor for Developer's failure to pay) all taxes, assessments or governmental charges relating to the payments to Developer hereunder.

6.       DEVELOPER REPORTS AND INFORMATION

         a. Developer Information. Prior to the execution of this Agreement, Developer shall have provided Franchisor with written information as to each shareholder, member, or partner of Developer, and the interest of each such party in Developer. Developer shall, at Franchisor's request, provide Franchisor with copies of all licenses, permits and authorizations obtained by Developer and filings (other than filings made with taxing authorities) made by Developer, with respect to the performance of Developer's activities hereunder.

         b. Developer Reports. Developer shall, at Developer's expense, submit to Franchisor (i) no later than the fifteenth (15th) day following the end of each quarter year (with the quarter periods concluding at the end of March, June, September and December) and in the form prescribed by Franchisor, reports detailing Developer's Franchise referral efforts within the Development Area for the period covered by the report in such reasonable detail or form as Franchisor shall request, and (ii) such other reports (at such times and with such frequency as Franchisor may request) detailing Developer's activities under
Section 3 hereof.

7.       DEFAULT AND TERMINATION

         a. Automatic Termination. Developer shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Developer, if (i) Developer dies, becomes insolvent or makes a general assignment for the benefit of creditors; (ii) Developer files a petition in bankruptcy or such a petition is filed against and not opposed by Developer and/or is not extinguished within sixty (60) days of its filing; (iii) Developer is adjudicated bankrupt or insolvent; (iv) a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer or approved by any court of competent jurisdiction; or (v) Developer is dissolved.

         b. Elective Termination. Upon the occurrence of any of the following events of default, Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, or take any of the other actions permitted herein, without affording Developer any opportunity to cure the default, effective immediately upon the provision of notice to Developer (in the manner provided under Section 11 below):

         (i) If (A) Developer or any Affiliate of Developer is convicted of a felony, a crime involving moral turpitude, or any other crime that Franchisor believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith, or Franchisor's interest therein or (B) Developer or any Affiliate of Developer commits any acts or engages in any behavior that Franchisor believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith, or Franchisor's interest therein;

         (ii) If Developer or any Affiliate of Developer purports to transfer any rights or obligations under this Agreement or any interest in Developer or the assets of Developer's business to any third party in a manner that is contrary to the terms of Section 8 of this Agreement;

         (iii) If Developer fails to comply with the covenants in Section 10 hereof;

         (iv) If Developer knowingly maintains false books or records, or submits any false reports (including, but not limited to, information provided as part of a prospective franchisee's application for a Franchise) to Franchisor;

         (v) If Developer, after curing a default pursuant to Section 7(d), commits the same default again within an eighteen (18) month period of the previous default, whether or not such default is cured after notice;

         (vi) If Developer is in breach of this Agreement, for the same or different default under this Agreement, three or more times within any eighteen
(18) month period, whether or not cured after notice; or

         (vii) If Developer breaches any material provision of this Agreement which breach is not susceptible to cure.

         c. Termination for Breach of Referral Schedule. Developer's failure to comply with the Referral Schedule shall constitute a material default under this Agreement allowing Franchisor, in its sole and absolute discretion, to terminate this Agreement and all rights granted hereunder without affording Developer any further opportunity to cure the default. Any such termination shall be effective immediately upon the delivery of written notice to Developer (in the manner set forth in Section 11 of this Agreement). Franchisor, in its sole and absolute discretion, may elect, in lieu of terminating this Agreement, to use other remedial measures for Developer's breach of this Agreement, which include, but are not limited to any one or more of the following: (i) limiting the exclusivity, or reducing the scope of protections, granted to Developer under
Section 1(c) herein for the Development Area; (ii) reducing the area of the Development Area; (iii) reducing the number of Franchises covered by the Referral Schedule; and/or (iv) Developer relinquishing, or Franchisor reducing the amount of payments Developer has the right to receive under Sections 5(b)(i) and/or 5(b)(ii).

         d. Termination After Cure Period. Except as otherwise provided in Sections 7(a), 7(b) and 7(c) above, and except as qualified by the provisions of
Section 12(c) below, if a party fails to comply with any material term or condition of this Agreement (which for purposes of this Section 7(d) shall include Franchisor's compliance with and satisfaction of such governmental laws, regulations and rules as shall be required for its offer and sale of the Franchises within the Development Area (the "Franchisor Compliance Obligation"), such action shall constitute a default under this Agreement and, upon the occurrence of any such default, the other party may terminate this Agreement by giving written notice of termination stating the nature of such default to the defaulting party at least thirty (30) days (and one hundred eighty (180) days in the case of breach by Franchisor of the Franchisor Compliance Obligation) prior to the effective date of termination; provided, however, that the defaulting party may avoid termination by curing the default (if such default is possible to cure) to the non-defaulting party's reasonable satisfaction, and by promptly providing proof thereof to the non-defaulting party within the cure period. If any such default is not cured within the specified time, or such longer period as applicable law may require, this Agreement and all rights granted hereunder (including, but not limited to, the right to refer prospective franchisees for Additional Franchises) will terminate without further notice to the defaulting party, effective immediately upon the expiration of the cure day period or such longer period as applicable law may require.

         e. Effect of Termination. Upon termination or expiration of this Agreement, (i) Developer shall have no rights hereunder, (ii) Franchisor shall be entitled to establish for itself or its Affiliates, and shall be entitled to franchise, license or contract with others to establish, Franchises in the Development Area, except as may be otherwise provided under any Franchise Agreement for the Area which has been executed between Franchisor and franchisees within the Development Area, and Developer shall not be entitled to any compensation for such Franchises, licenses or contractual relationships, and
(iii) Developer shall immediately and permanently cease to use, in any manner whatsoever, any confidential methods, procedures and techniques associated with the System, the Proprietary Marks, and all other distinctive forms, slogans, signs, symbols, and devices associated with the System (and, in particular, shall cease to use, without limitation, all signs, advertising and promotional materials, displays, stationery, forms, and any other articles which display the Proprietary Marks, and shall promptly take such action as may be specified by Franchisor in writing to de-identify the Developer from Franchisor, which may include, without limitation, removing all signs, displays, and decor that use or include the Proprietary Marks and transferring any listing in local telephone directories or online directories relating in any way to the Franchises or the System), and (iv) Developer shall deliver to Franchisor, without delay, all offering circulars or other materials relating to the Referral Right and all records, software and materials constituting Confidential Information.

         f. No Exclusivity as to Remedies. No right or remedy herein conferred upon or reserved to Franchisor or Developer is exclusive of any other right or remedy provided or permitted by law or equity.

8.       TRANSFER OF INTEREST

         a. Franchisor Transfer. Franchisor shall have the right to transfer or assign all or any part of its rights or obligations under this Agreement to any person or legal entity. With respect to any assignment which results in the obligation by the assignee to subsequently perform all or any of Franchisor's obligations under this Agreement, the assignee shall expressly assume and agree to perform such obligations, and shall become solely responsible for all assigned obligations of Franchisor under this Agreement from the date of such assignment.

         b. Developer Transfer. Developer understands and acknowledges that Franchisor has granted the rights to Developer hereunder in reliance on the business skill, financial capacity, and personal character of Developer and its Affiliates. Accordingly, Developer shall not sell, assign, transfer, convey, or give away any direct or indirect interest in the Developer, or in substantially all of the assets of the Developer's business (including its rights in this Agreement), without the prior written consent of Franchisor, which may be withheld in the Franchisor's sole and absolute discretion.

9.       REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

         a. Representations of Franchisor. Franchisor represents and warrants to Developer that: (i) subject to the qualification of Section 12(c), below, it has the right, ability and intention to enter into this Agreement and to perform its obligations hereunder and (ii) it has executed no other agreement in conflict with this Agreement and (iii) this Agreement is a binding and legal obligation of Franchisor.

         b. Representations of Developer. Developer represents and warrants to Franchisor that: (i) it has the right, ability and intention to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement is a binding obligation upon Developer; (iii) it has executed no other agreement in conflict with this Agreement; (iv) during the term of this Agreement, Developer will maintain all required licenses, authorizations, consents, permits and approvals to conduct its actions contemplated by this Agreement, (v) Developer has the economic capacity to perform its duties and obligations under this Agreement, and (vi) if Developer is other than an individual, it is a duly formed, validly existing entity in the jurisdiction of its organization, and is in good standing.

         c. No Representations As To Proprietary Marks. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY FRANCHISOR OF THE VALIDITY OF THE PROPRIETARY MARKS OR THE ACCURACY, SAFETY, OR USEFULNESS FOR ANY PURPOSE OF ANY PRODUCTS. FRANCHISOR SHALL HAVE NO LIABILITY WHATSOEVER TO DEVELOPER OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON DEVELOPER OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (A) DEVELOPER'S REFERRAL OF FRANCHISE CANDIDATES TO FRANCHISOR OR OTHER MARKETING OF THE SYSTEM; OR (B) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES BY DEVELOPER WITH RESPECT TO ANY OF THE FOREGOING, AND DEVELOPER SHALL DEFEND AND HOLD HARMLESS FRANCHISOR, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM ANY SUCH INJURY, LOSS, DAMAGE OR LIABILITY.

10.      CONFIDENTIALITY AND NON-COMPETITION

         a. Treatment of Confidential Information. Developer shall at all times preserve the Confidential Information in confidence, both during and after the term of this Agreement and shall disclose the Confidential Information only to Franchise candidates (through the delivery of an offering circular prepared by Franchisor, but not otherwise) and to such of Developer's employees or agents who must have access to it in connection with their employment duties relating to this Agreement. Developer shall not, at any time, during the term of this Agreement or thereafter, without Franchisor's prior written consent, copy, duplicate, record, or otherwise reproduce the Confidential Information, in whole or in part, nor otherwise make the same available to any unauthorized person.

         b. Covenants Regarding Solicitation. Developer specifically acknowledges that, as a result of and in connection with its performance under this Agreement, Developer will receive valuable specialized training and the Confidential Information, which includes, without limitation, information regarding the operational, sales, advertising and promotional methods and techniques of Franchisor and the System. Developer covenants that during the term of this Agreement and for a period of two (2) years after its termination (unless such termination results from Developer's termination of this Agreement under Section 7(d) for failure to satisfy the Franchisor Compliance Obligation, in which case the covenant described in this Section 10(b) shall terminate upon the termination of this Agreement), except as otherwise approved in writing by Franchisor, Developer shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation:

         (i) Divert or attempt to divert any business or customer of any Store or of any store under the System to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks, the System or the Products, or

         (ii) Unless released in writing by the employer, employ or seek to employ any person who is employed by Franchisor or by any Franchisee or Developer of Franchisor, or otherwise directly or indirectly induce such person to leave his or her employment.

         c. Covenants Regarding Competition. Developer covenants that, except as otherwise approved in writing by Franchisor, Developer:

         (i) shall not, during the term of this Agreement, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, maintain, operate, engage in, or have any interest in any business that is the same as or similar to the business contemplated herein, or of which ten percent (10%) or more of its gross sales in any month are from the retail sale of floral products (a "Competitive Business") and is either located in the Development Area or makes offers and sales into the Development Area.

         (ii) shall not for two (2) years from the date of the expiration or termination of this Agreement (unless such termination results from Developer's termination of this Agreement under Section 7(d) for Franchisor's failure to satisfy the Franchisor Compliance Obligation, in which case the covenant described in this Section 10(c)(ii) shall terminate upon the first anniversary of the date of such termination), either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, partnership, lender, employer, consultant, corporation, or other entity, own, maintain, operate, engage in, or have any interest in any Competitive Business, which is, or is intended to be (i) located within the Development Area, or makes offers and sales into the Development Area; or (ii) located within an area that is within a radius of three (3) miles from any Franchise operating under the System. If, however, any arbitration or litigation occurs, within the period described above, with respect to any of the foregoing or with respect to the enforcement of this Section 10(c), then the obligations of this section shall continue in effect until the later of six (6) months from the date of a final order of a duly authorized arbitrator, panel of arbitrators, or a court of competent jurisdiction (after all appeals have been taken) or the expiration of the original period under this Section 10(c).

         d. Limitations of Non-Competition Covenants. Sections 10(b) and 10(c) hereof shall not apply to ownership by Developer of less than a one percent (1%) beneficial interest in the outstanding equity securities of any publicly-held corporation. As used in this Section 10(d), the term "publicly-held corporation" refers to a corporation which is a reporting company under the federal Securities Exchange Act of 1934.

         e. Covenants of Affiliates. Developer shall obtain (and deliver to Franchisor) executed covenants similar to those set forth in this Section 10 (as modified to apply to an individual) from any or all of Developer's Affiliates, who have had access to the Confidential Information, or who are or may be involved in the operation and/or development of Franchises under the terms of this Agreement. Every covenant required by this Section 10 shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third-party beneficiary of such covenants with the independent right to enforce them. Developer's failure to obtain execution of a covenant required by this Section 10(e) and to deliver such executed covenant to Franchisor shall constitute a default under Section 7(d) hereof.

         f. Independent Covenants. Each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section 10 is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Developer expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section 10.

         g. Reduction in Covenant Scope. Franchisor shall have the right, in its sole discretion and based on the facts and circumstances of each case, to reduce the scope of any covenant set forth in Sections 10(b) and 10(c) in this Agreement, or any portion thereof, without Developer's consent, effective immediately upon receipt by Developer of written notice thereof. Developer agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 16 hereof.

         h. Covenants Not Subject to Defenses. The existence of any claims Developer may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section 10. Developer agrees to pay all costs and expenses

(including reasonable attorneys' fees) incurred by Franchisor in connection with the enforcement of this Section 10.

         i. Specific Performance. Developer's violation of the terms of this
Section 10 would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Developer accordingly consents to the issuance of an injunction prohibiting any conduct by Developer in violation of the terms of this Section 10. Franchisor shall not be required to post any bond or surety with respect to any injunction granted it pursuant to this
Section 10(i).

         j. Protections Reasonable. Developer acknowledges that the time and geographic limitations and restrictions contained in this Section 10 are reasonable and necessary for the protection of the Technology, the Systems and the Confidential Information, that Developer will receive adequate consideration under this Agreement in exchange for those limitations, and that any loss of opportunity associated with the provisions of this Section 10 are offset by the business opportunity offered Developer hereunder.

11.      NOTICES

         Any and all notices required or permitted under this Agreement shall be in writing and shall be delivered (i) personally, (ii) by registered mail, (iii) by recognized overnight delivery service, or (iv) by facsimile to the respective parties at the addresses set forth below, unless and until a different address has been designated by written notice to the other party. Any notice by a means which affords the sender evidence of delivery, or rejected delivery, shall be deemed to have been given at the date and time of receipt or rejected delivery.

         If to Franchisor, to:

         Speaking Roses Development Corporation
         Attention:  Chief Executive Officer
         545 West 500 South, Suite 170
         Bountiful, Utah  84010
         Fax:  (801) 677-7677

         with a copy (which shall not constitute notice) to:

         Scott R. Carpenter, Esq.
         Holme Roberts & Owen LLP
         299 South Main Street, Suite 1800
         Salt Lake City, Utah  84101-2263
         Fax:  (801) 521-9639

         If to Developer, to:

         The Address set forth on the Cover Page to this Agreement

12.      PERMITS AND COMPLIANCE WITH THE LAWS

         a. Scope of Permits and Compliance. Developer shall comply with all federal, state, and local laws, rules and regulations, and shall timely obtain and file any and all permits, certificates, licenses or notices necessary for the full and proper performance of its obligations and duties under this Agreement, including, without limitation, all permits, certifications licenses or notices required or advisable for the performance of the Offering Obligations.

         b. Notice of Proceeding. Developer shall notify Franchisor in writing within three (3) days of Developer's receipt of notice regarding the commencement of any investigation, inquiry, action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency or other governmental instrumentality (each, an "Action"), which may adversely affect the operation or financial condition of Developer and/or any Franchise established under this Agreement, of any Action relating to the Offering Obligations.

         c. Prior Authorization. If any registration, notification, approval, recordation, consent or publication imposed by any governmental or other regulatory authority in the Development Area is required prior to or following the execution and effectiveness of this Agreement, including without limitation any registration, notification, approval, recordation, consent or publication with any governmental authority relating to investment, relationships, commerce, the Franchises or otherwise, the parties shall comply fully therewith. If (i) any such authority shall require the parties to amend this Agreement as a condition precedent to such registration, notification, approval, recordation, consent or publication, or (ii) any such registration, notification, approval, recordation, consent or publication shall not have been effected within the earlier of the period imposed by the applicable authority for such action or the 90 day period following the date of this Agreement, either party may terminate this Agreement (or the negotiations relating thereto) without liability to the other party, and this Agreement shall be deemed for all purposes to be void ab initio.

13.      INDEPENDENT CONTRACTOR AND INDEMNIFICATION

         a. Nature of Relationship. Developer, its agents and employees, shall act as, and shall for all purposes hereunder be deemed to be, an independent contractor of Franchisor, and nothing in this Agreement shall at any time be construed to create the relationship of employer and employee, partnership, principal and agent, Franchisor and franchisee, or joint venturers as between Franchisor and Developer.

         b. Apparent Authority. During the term of this Agreement, Developer shall hold itself out to the public as an independent contractor of Franchisor, and shall take no action which would have the reasonably anticipated consequence of creating apparent or inherent authority from Franchisor in favor of Developer. At Franchisor's request, Developer shall exhibit a notice of the nature of the relationship created hereunder in a conspicuous place at its business location, the content of which Franchisor reserves the right to specify.

         c. No Right to Bind. Nothing in this Agreement authorizes Developer to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name

(including, without limitation, entering into a Franchise Agreement for the Area on behalf of Franchisor), and Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, nor shall Franchisor be liable by reason of any act or omission of Developer in Developer's operations hereunder, or for any claim or judgment arising therefrom against Developer or Franchisor.

         d. Indemnification by Developer. Developer shall indemnify and hold Franchisor and its Affiliates and their respective officers, directors, employees, and agents harmless against any and all claims (as well as the costs, including attorneys' fees, of defending against them) arising directly or indirectly from, as a result of, or in connection with Developer's actions or failure to act which are in breach of the obligations imposed on Developer under this Agreement.

14.      WAIVERS

         Neither Franchisor's failure to exercise any power reserved to it by this Agreement, or to insist upon strict compliance by Developer with any obligation or condition hereunder, nor the custom or practice of Developer or Franchisor at variance with the terms of this Agreement, including any practice or action of Franchisor in its dealings with any other party, shall constitute a waiver of Franchisor's right to exercise any power or to demand exact compliance with any of the terms of this Agreement. Franchisor's waiver of any particular default of Developer shall not affect or impair Franchisor's rights with respect to any subsequent default of the same, similar, or different nature, nor shall any delay, forbearance, or omission of Franchisor to exercise any power or right arising out of any breach or default by Developer affect or impair Franchisor's rights with respect to such default or Franchisor's right to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term.

15.      SEVERABILITY AND CONSTRUCTION

         a. Construction. If any of the provisions of this Agreement may be construed in more than one way, one of which would render the provision illegal or otherwise voidable or unenforceable, such provision shall have the meaning which renders it valid and enforceable. The language of all provisions of this Agreement shall be construed according to its fair meaning and not strictly against any party. In the event any court or other government authority shall determine that any provision of this Agreement is not enforceable as written, the parties agree that the provision shall be amended so that it is enforceable to the fullest extent permissible under the laws and public policies of the jurisdiction in which enforcement is sought, and that it affords the parties the same basic rights and obligations and has the same economic effect. If any provision in this Agreement is held invalid or otherwise unenforceable by any court or other government authority or in any arbitration proceeding, such findings shall not invalidate the remainder of the agreement unless in the reasonable opinion of Franchisor the effect of such determination has the effect of frustrating the purpose of this Agreement, whereupon Franchisor shall have the right, by notice in writing to Developer, to immediately terminate this Agreement.

         b. No Rights In Third Parties. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Developer, Franchisor,

Franchisor's officers, directors, and employees, and such of Developer's and Franchisor's respective successors and assigns as may be contemplated (and, as to Developer, permitted) by Section 8 hereof, any rights or remedies under or by reason of this Agreement.

         c. Captions and Headings. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof

         d. Survival. All provisions of this Agreement which, by their terms or intent, are designed to survive the expiration or termination of this Agreement, shall so survive the expiration and/or termination of this Agreement, including, without limitation, Sections 8, 10 and 13.

16.      ENTIRE AGREEMENT

         This Agreement, the exhibits hereto, and the documents referred to herein, constitute the entire agreement between Franchisor and Developer concerning the subject matter hereof, and supersede all prior agreements, negotiations, correspondence, understandings and representations between Franchisor and Developer concerning the same subject matter, no other representations having induced Developer to execute this Agreement. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

17.      APPLICABLE LAW AND DISPUTE RESOLUTION

         a. Applicable Law. This Agreement takes effect upon its acceptance and execution by Franchisor in Utah, and shall be interpreted and construed under the laws of the State of Utah. In the event of any conflict of law, the laws of the State of Utah shall prevail, without regard to, and without giving effect to, the application of the State of Utah conflict of law rules.

         b. Mediation. Except as otherwise provided in this Agreement, all controversies, disputes, and claims arising out of or related to (a) this Agreement (including, but not limited to, any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void and any claim relating to events before the Agreement was executed), (b) the relationship between Developer and Franchisor (or Franchisor's Affiliates), or (c) Developer's development of Franchises under this Agreement shall first be subject to non-binding mediation. All controversies, disputes, and claims not resolved by, or not subject to, the mediation process shall be resolved in accordance with the provisions in Section 17(c) below. The parties acknowledge and agree that the following terms, conditions and limitations shall apply to mediation under this Agreement:

         (i) If Developer or Franchisor (or Franchisor's Affiliate) is more than thirty (30) days past due in any payment to the other, the party to whom payment is due shall be free to commence or to pursue litigation at any time without engaging in this mediation process. Mediation shall not be required with respect to any claim or controversy that involves: (a) actual or threatened disclosure or misuse of Franchisor's confidential information or trade secrets; (b) the ownership, validity, or use of the Proprietary Marks; or (c) any action concerning the enforcement of the covenants set forth in Section 10 of this Agreement; or (d) Franchisor's entitlement to any remedies available to

Franchisor for the failure or refusal of Franchisee to promptly pay when due any monies owing to Franchisor, Franchisor's Affiliates, or any lender that is providing financing to Franchisee based on Franchisee's status as a Franchisee. Mediation under this Section 17(b) is not intended to alter or suspend the rights or obligations of the parties under this Agreement or to determine the validity or effect of any provision of this Agreement, but is intended to furnish the parties an opportunity to resolve disputes amicably, expeditiously and in a cost-effective manner on mutually acceptable terms. Additionally, nothing in this section shall bar the right of either party to seek and obtain injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, including, but not limited to, violations of the terms of Sections 10 and 13, pending completion of the mediation.

         (ii) The non-binding mediation provided for hereunder shall be commenced by the party requesting mediation (the "complainant"), providing written notice of the request for mediation (the "request") to the party with whom mediation is sought (the "respondent"). The request shall specify with reasonable particularity the matter or matters on which nonbinding mediation is sought.

         (iii) Non-binding mediation hereunder shall be conducted by one (1) mediator. If the parties cannot, within thirty (30) days of the date on which the request was first provided to the respondent, agree in writing upon the selection of an individual to serve as the mediator, then Franchisor and Developer shall each select a mediator and those two mediators shall appoint the mediator to conduct the mediation.

         (iv) Non-binding mediation hereunder shall be concluded within sixty
(60) days of the issuance of the request or such longer period as may be agreed upon by the parties in writing (the "mediation termination date"). All aspects of the mediation process shall be treated as confidential, shall not be disclosed to others, and shall not be offered or admissible in any other proceeding or legal action whatsoever. Complainant and respondent shall each bear its own costs of mediation, and each shall bear one-half the cost of the mediator or mediation service.

         c. Arbitration. During the term of this Agreement, any claim or controversy arising out of or related to this Agreement (including, but not limited to, any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void and any claim relating to events before the Agreement was executed), the relationship between Developer and Franchisor, (and Franchisor's Affiliates), or Developer's development of Franchises shall be submitted to binding arbitration pursuant to this Section 17(c). This section shall not apply, however, if the claim or controversy involves: (a) actual or threatened disclosure or misuse of Franchisor's confidential information or trade secrets; (b) the ownership, validity, or use of the Proprietary Marks; (c) any action concerning the enforcement of the covenants set forth in Section 8 of this Agreement; or (d) Franchisor's entitlement to any remedies available to Franchisor for the failure or refusal of Franchisee to promptly pay when due any monies owing to Franchisor, Franchisor's Affiliates, or any lender that is providing financing to Franchisee based on Franchisee's status as a Speaking Roses franchisee. Additionally, nothing in this section shall bar the right of either party to seek and obtain injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, including, but not limited to, violations of the terms of Sections 10 and 13, pending completion of the arbitration. The parties acknowledge and agree that any arbitration under this Agreement shall be conducted in accordance with the Commercial Rules of the American Arbitration Association, which are in effect at the time the demand for arbitration is served (the "AAA Rules"), and the terms, conditions and limitations set forth below in this Agreement. In the event of any inconsistency between the AAA Rules and the terms set forth below, the terms set forth in this Agreement shall control.

         (i) All arbitration proceedings shall be conducted in Salt Lake City, Utah. In rendering the award, the arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Utah, as set forth in accordance with Section 17(a) above. The parties agree that the arbitration shall be conducted by one (1) arbitrator, who shall be selected in accordance with the AAA Rules.

         (ii) Except as may be provided for to the contrary in the AAA Rules with respect to the costs of transcriptions of the arbitration hearing, all fees and expenses of the arbitration shall be borne by the parties equally. Each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proofs; provided, however, that the arbitrator shall have the authority, in its discretion, at the conclusion of the proceeding, to award costs and attorneys' fees to the prevailing party.

         (iii) This arbitration provision shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

         d. Additional Terms. The parties further acknowledge and agree as follows:

         (i) Any legal action brought in any court by either party under this Agreement, shall be brought only within the State of Utah. The parties waive all questions of personal jurisdiction and venue for purposes of carrying out this provision.

         (ii) No right or remedy conferred upon or reserved to Franchisor or Developer by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy provided herein or permitted by law or equity, but each shall be cumulative of every other right or remedy.

         (iii) Franchisor and Developer irrevocably waive trial by jury in any action, proceeding, or counterclaim, whether at law or in equity, brought by either of them against the other.

         e. No Waiver of Injunctive Relief. Nothing contained herein shall bar the right of either party to seek and obtain injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, including, but not limited to, violations of the terms of Sections 10 and 13, under the usual equity rules, including the applicable rules for obtaining restraining order and injunctions.

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18.      ACKNOWLEDGMENTS

         a. No Guarantee of Success. Developer acknowledges that it has conducted an independent investigation of the System and the business venture contemplated hereunder, recognizes that the System and the business venture contemplated by this Agreement involve business risks, and that the success of the Franchisor's sale of Franchises within the Development Area will be largely dependent upon the ability of Developer. Franchisor expressly disclaims the making of, and Developer acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the matters contemplated by this Agreement.

         b. Receipt of Agreement. Developer acknowledges that Developer received a completed copy of this Agreement, the exhibits hereto and agreements relating thereto, if any, at least five (5) business days prior to the date on which this Agreement was executed, and that Franchisor has accorded Developer ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement.

19.      ANTI-TERRORISM LAWS

         Developer and its principals agree to comply with and/or to assist Franchisor to the fullest extent possible in Franchisor's efforts to comply with Anti-Terrorism Laws (as defined below). In connection with such compliance, Developer and its principals certify, represent, and warrant that none of the property or interests of Developer or its principals is subject to being "blocked" under any of the Anti-Terrorism Laws and that Developer and its principals are not otherwise in violation of any of the Anti-Terrorism Laws.

         a. For the purposes of this Section 19, "Anti-Terrorism Laws" means Executive Order 13224 issued by the President of the United States, the Terrorism Sanctions Regulations (Title 31, Part 595 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31, Part 597 of the U.S. Code of Federal Regulations), the Cuban Assets Control Regulations (Title 31, Part 515 of the U.S. Code of Federal Regulations), the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any Governmental Authority (including, without limitation, the United States Department of Treasury Office of Foreign Assets Control) addressing or in any way relating to terrorist acts and acts of war.

         b. Developer and its principals certify that none of its employees, or anyone associated with Developer or its principals is listed in the Annex to Executive Order 13224, as set forth at http://www.treasury.gov/offices/enforcement/ ofac/sanctions/terrorism.html.
Developer agrees not to hire any individual listed in the Annex.

         c. Developer certifies that Developer has no knowledge or information that, if generally known, would result in Developer, its principals, its employees, or anyone associated with Developer to be listed in the Annex to Executive Order 13224.

         d. Developer shall be solely responsible for ascertaining what actions must be taken by Developer to comply with the Anti-Terrorism Laws.

         e. Any misrepresentation by Developer under this Section 19 or any violation of the Anti-Terrorism Laws by Developer, its principals, or Developer's employees shall constitute grounds for immediate termination of this Agreement and any other Agreement Developer has entered into with Franchisor or an affiliate of Franchisor.

         f. Developer acknowledges that Developer's violation of the terms of this Section 19 would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Developer accordingly consents to the issuance of an injunction prohibiting any conduct by Developer in violation of the terms of this Section 19.





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                                       23
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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement in duplicate on the day and year first above written.

DEVELOPER:                              FRANCHISOR:

                                        Speaking Roses Development Corporation,
------------------------------------
Print Name                              a Utah corporation

By:                                     By:
          --------------------------             -------------------------------

Name:                                   Name:
          --------------------------             -------------------------------

Title:                                  Title:
         ---------------------------             -------------------------------

                                    EXHIBIT A

                                DEVELOPMENT AREA



The Development Area is: _____________________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

                                    EXHIBIT B

                                 DEVELOPMENT FEE



The Development Fee is: _________________________________ Dollars ($_______).



                                       B-1

                                    EXHIBIT C

                                REFERRAL SCHEDULE

                                    EXHIBIT D

                   SCHEDULED MANAGEMENT AND SERVICE FUNCTIONS




                                      D-1